UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SNOW LAKE RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Manitoba, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

242 Hargrave Street, #1700

Winnipeg, Manitoba R3C 0V1 Canada

(Address of principal executive offices, including Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-254755

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of common shares, no par value per share, of Snow Lake Resources Ltd. (the “Registrant”) to be registered is set forth under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-254755) originally filed with the Securities and Exchange Commission on March 26, 2021, as amended by any pre-effective amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SNOW LAKE RESOURCES LTD.

Date: November 18, 2021	By:	/s/ Philip Gross
Philip Gross
Chief Executive Officer
(Principal Executive Officer) and
Duly Authorized Officer